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                                                                      EXHIBIT 99

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D dated February 5, 1998 with respect to the Class A Common Stock of Triathalon Broadcasting Company is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated:  February 5, 1998

                                    THIRD POINT MANAGEMENT COMPANY L.L.C.



                                    By:   /s/ Daniel S. Loeb
                                          -------------------------------
                                            Name:  Daniel S. Loeb
                                            Title: Managing Member



                                          /s/ Daniel S. Loeb
                                          -------------------------------
                                                  Daniel S. Loeb